UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 21, 2009

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PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2009, the Compensation Committee of our Board of Directors adopted a new executive bonus plan for our eligible executive officers to be effective for the quarterly periods ending September 30, 2009 and December 31, 2009 in replacement of a prior executive bonus plan, previously adopted on February 29, 2005, as amended on January 1, 2008. The new plan was adopted by the Compensation Committee after consideration by the Committee of our compensation philosophies, principles and processes as described in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on April 30, 2009. These philosophies, principles and processes provide for periodic review by the Committee of the performance of our executive officers, the components of their compensation and the effectiveness of our compensation programs in rewarding the contributions of our executive officers towards enhancing our specific business goals while retaining and motivating high quality individuals. In adopting the new executive bonus plan for the third and fourth quarters of 2009, the Committee considered the changed economic environment under which the Company has been operating and continues to operate together with recent competitive market data and the executive compensation report provided to the Committee in December 2007 by its independent compensation advisors, Towers Perrin.

Under the new executive bonus plan, each of our eligible executive officers are eligible to receive the following for the quarterly periods ending September 30, 2009 and December 31, 2009: (i) a quarterly bonus for each of Frank F. Khulusi, President and Chief Executive Officer, Brandon H. LaVerne, Chief Financial Officer, Kristin M. Rogers, Executive Vice President – Sales and Marketing and Daniel J. DeVries, Executive Vice President – Consumer, computed at 3.8%, 1.2%, 1.2% and 1.2%, respectively, of the company’s consolidated adjusted pre-tax income for such quarter, subject to such consolidated adjusted pre-tax income being equal to or greater than two thirds of a pre-determined targeted adjusted pre-tax income for such quarter and (ii) an additional quarterly bonus of $95,000 for Frank F. Khulusi, $30,000 for Brandon H. LaVerne, $30,000 for Kristin M. Rogers and $30,000 for Daniel J. DeVries if the company’s quarterly adjusted income achieved for each of the bonus periods discussed above is greater than a pre-determined targeted adjusted pre-tax income for such quarter.

For purposes of the executive bonus plan, “adjusted pre-tax income” is defined as the Company’s consolidated pre-tax income for the applicable quarter, less certain costs that are excluded from the calculation on a quarterly basis by the Compensation Committee in its sole discretion.

In addition to participation in the executive bonus plan, as described above, all of our executive officers are eligible for discretionary bonuses as determined from time to time by our Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

(Registrant)

Date: August 27, 2009	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne Chief Financial Officer

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